-more- Oct. 29, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Increases Financial Guidance for the Second Time in 2024 TULSA, Okla. - Oct. 29, 2024 - ONEOK, Inc. (NYSE: OKE) today announced higher third quarter 2024 results and provided 2024 financial guidance on a consolidated basis that includes contributions from EnLink Midstream (EnLink) and the pending Medallion Midstream (Medallion) acquisition. ONEOK also increased its 2024 financial guidance on a stand-alone basis to be comparable with the previous guidance provided on April 30, 2024. Third Quarter 2024 Results, Compared With Third Quarter 2023: • Net income of $693 million, resulting in $1.18 per diluted share. • Adjusted EBITDA of $1.55 billion. • 7% increase in Rocky Mountain region NGL raw feed throughput volumes. • 5% increase in Rocky Mountain region natural gas volumes processed. • 22% increase in Natural Gas Pipelines segment adjusted EBITDA. Increased 2024 Financial Guidance: ONEOK Consolidated (includes expected future contributions from EnLink and Medallion): • Net income midpoint of $2.995 billion. • Earnings per diluted share midpoint of $5.11. • Adjusted EBITDA midpoint of $6.625 billion. ONEOK’s consolidated 2024 net income guidance range is $2.895 billion to $3.095 billion, with an adjusted EBITDA guidance range of $6.525 billion to $6.725 billion, which excludes related transaction costs. Exhibit 99.1

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 2 -more- ONEOK Stand-Alone (excludes contributions from EnLink and Medallion): • Net income increased by $65 million to a midpoint of $2.945 billion compared with a previous midpoint of $2.88 billion. • Earnings per diluted share increased to a midpoint of $5.02 compared with a previous midpoint of $4.92. • Adjusted EBITDA increased by $100 million to a midpoint of $6.275 billion compared with a previous midpoint of $6.175 billion. ONEOK increased 2024 net income guidance to a range of $2.87 billion to $3.02 billion, compared with the previous range of $2.73 billion to $3.03 billion. Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) guidance increased to a range of $6.20 billion to $6.35 billion, compared with ONEOK's previous range of $6.025 billion to $6.325 billion. These midpoints and ranges exclude the contribution from ONEOK’s acquisition of the controlling interest in EnLink, the pending acquisition of Medallion and related transaction costs, to be comparable with ONEOK’s guidance provided on April 30, 2024. Increased financial guidance reflects continued confidence in 2024 synergy expectations and fee-based earnings strength across ONEOK's operations. Total 2024 stand-alone capital expenditure guidance remains unchanged at $1.75 billion to $1.95 billion. "ONEOK delivered solid results in the third quarter, supported by continued Rocky Mountain region strength, record refined products volumes, increased demand for natural gas transportation services and acquisition-related synergies," said Pierce H. Norton II, ONEOK president and chief executive officer. “Our ability to continue delivering on synergy opportunities through asset integration and connectivity efforts, coupled with strong fee-based earnings, drove ONEOK’s second financial guidance increase in 2024,” added Norton. “This combination of value creation through new and existing platforms demonstrates the strength of ONEOK’s integrated system and continued commitment to delivering exceptional value.”

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance

Oct. 29, 2024

Page 3

THIRD QUARTER 2024 FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,				Nine Months Ended Sept. 30,			
	2024		2023		2024		2023	
	(Millions of dollars, except per share amounts)							
Net income (a) (b)	**$**	**693**	$	454	**$**	**2,112**	$	1,971
Diluted earnings per common share (a) (b)	**$**	**1.18**	$	0.99	**$**	**3.60**	$	4.36
Adjusted EBITDA (c) (d)	**$**	**1,545**	$	1,015	**$**	**4,610**	$	3,729
Operating income (c)	**$**	**1,128**	$	739	**$**	**3,421**	$	2,973
Operating costs	**$**	**582**	$	352	**$**	**1,720**	$	981
Depreciation and amortization	**$**	**274**	$	177	**$**	**790**	$	509
Equity in net earnings from investments	**$**	**92**	$	49	**$**	**256**	$	132
Maintenance capital	**$**	**109**	$	62	**$**	**275**	$	138
Capital expenditures (includes maintenance)	**$**	**468**	$	398	**$**	**1,459**	$	992

(a) The three and nine months ended Sept. 30, 2024, include pre-tax impacts of $10 million and $17 million, respectively, in transaction and integration costs related to ONEOK's acquisitions; and $23 million in interest expense related to transaction financing in both periods; resulting in total unfavorable EPS impacts of 4 cents and 5 cents per diluted share after tax, respectively.

(b) The nine months ended Sept. 30, 2023, includes $667 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $112 million of third-party fractionation costs. The three and nine months ended Sept. 30, 2023, include $123 million and $133 million, respectively, in transaction costs related to the Magellan acquisition, offset partially by interest income of $26 million and $42 million, respectively.

(c) The three and nine months ended Sept. 30, 2024, include $10 million and $17 million, respectively, in transaction and integration costs related to ONEOK's acquisitions. The three and nine months ended Sept. 30, 2023, include $35 million and $112 million, respectively, in third-party fractionation costs and $123 million and $133 million, respectively, in transaction costs. The nine-month 2023 period also includes a one-time insurance settlement gain of $779 million related to the Medford incident.

(d) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) is a non-GAAP measure. Beginning in 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates. This change resulted in an additional $14 million and $40 million of adjusted EBITDA for the three and nine months ended Sept. 30, 2023, respectively.

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ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 4 -more- HIGHLIGHTS: • In August 2024, ONEOK announced a project to rebuild its 210,000 barrel per day (bpd) fractionator in Medford, Oklahoma. The project is expected to cost approximately $385 million and be completed in two phases, with the first expected to be completed in the fourth quarter of 2026 and the second expected to be completed in the first quarter of 2027. • In August 2024, ONEOK announced an agreement to acquire Medallion Midstream from Global Infrastructure Partners (GIP) for $2.6 billion in cash. • In September 2024, ONEOK completed a $7 billion senior notes offering to fund the EnLink controlling interest acquisition and the pending Medallion Midstream acquisition. • In September 2024, ONEOK repaid the remaining $484 million of 2.75% senior notes at maturity with cash on hand. • In October 2024, ONEOK completed the acquisition of GIP’s entire interest in EnLink Midstream, consisting of 43% of EnLink’s outstanding common units and 100% of the interests in the managing member for a total cash consideration of approximately $3.3 billion. • In October 2024, ONEOK declared a quarterly dividend of 99 cents per share, or $3.96 per share annualized. • As of Sept. 30, 2024: ◦ 3.5 times third-quarter 2024 annualized run-rate net debt-to-EBITDA ratio. ◦ No borrowings outstanding under ONEOK's $2.5 billion credit agreement. THIRD QUARTER 2024 FINANCIAL PERFORMANCE ONEOK reported third quarter 2024 net income and adjusted EBITDA of $693 million and $1.55 billion, respectively. Results were driven primarily by higher NGL and natural gas processing volumes in the Rocky Mountain region, increased transportation services in the Natural Gas Pipelines segment and contributions from the Refined Products and Crude segment. BUSINESS SEGMENT RESULTS: Natural Gas Liquids Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Liquids Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 624 $ 616 $ 1,847 $ 2,432 Capital expenditures $ 247 $ 189 $ 785 $ 495

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 5 -more- The increase in third quarter 2024 adjusted EBITDA, compared with the third quarter 2023, primarily reflects: • A $36 million increase in exchange services due primarily to higher volumes and higher average fee rates in the Rocky Mountain region, offset partially by lower volumes in the Mid-Continent region, primarily ethane, and higher transportation costs; • An $18 million increase related to the Medford incident due to lower third-party fractionation costs in the current quarter; and • A $7 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline; offset by • A $45 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory. ONEOK expects an earnings benefit on the forward sales of inventory over the next two quarters; and • An $11 million increase in operating costs due primarily to higher outside services and higher employee-related costs due to the growth of ONEOK’s operations. The decrease in adjusted EBITDA for the nine-month 2024 period, compared with the same period last year, primarily reflects: • A $716 million decrease related to the Medford incident, due primarily to an insurance settlement gain in 2023 of $779 million, offset partially by $63 million of lower third- party fractionation costs in the current year; • A $58 million increase in operating costs due primarily to planned asset maintenance and higher employee-related costs due to the growth of ONEOK’S operations; and • A $43 million decrease in optimization and marketing due primarily to lower earnings on sales of purity NGLs held in inventory. ONEOK expects an earnings benefit on the forward sales of inventory over the next two quarters; offset by • A $200 million increase in exchange services due primarily to higher volumes in the Rocky Mountain region and higher average fee rates, offset partially by lower volumes in the Gulf Coast and Mid-Continent regions, and higher transportation costs; and • A $24 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to higher volumes delivered to the Overland Pass Pipeline. Refined Products and Crude Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Refined Products and Crude Segment 2024 2024 (Millions of dollars) Adjusted EBITDA $ 441 $ 1,289 Capital expenditures $ 45 $ 120

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 6 -more- Natural Gas Gathering and Processing Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Gathering and Processing Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 318 $ 323 $ 995 $ 921 Capital expenditures $ 102 $ 126 $ 319 $ 308 The decrease in third quarter 2024 adjusted EBITDA, compared with the third quarter 2023, primarily reflects: • An $8 million decrease due primarily to lower realized NGL prices, net of hedging, offset partially by higher average fee rates; • An $8 million increase in operating costs due primarily to higher materials and supplies expenses and outside services due primarily to the growth of ONEOK’s operations; and • A $4 million decrease due to the impact of the sale of certain Kansas assets in the second quarter of 2024; offset by • A $17 million increase from higher volumes due primarily to increased production in the Rocky Mountain region. The increase in adjusted EBITDA for the nine-month 2024 period, compared with the same period last year, primarily reflects: • An $81 million increase from higher volumes due primarily to increased production in the Rocky Mountain region; and • A $49 million increase from the sale of certain Kansas assets in 2024; offset by • A $30 million decrease due primarily to lower realized NGL prices, net of hedging, offset partially by higher average fee rates and higher realized condensate prices, net of hedging; and • A $23 million increase in operating costs due primarily to higher outside services, employee-related costs and materials and supplies expenses due primarily to the growth of ONEOK’s operations. Natural Gas Pipelines Segment Three Months Ended Nine Months Ended Sept. 30, Sept. 30, Natural Gas Pipelines Segment 2024 2023 2024 2023 (Millions of dollars) Adjusted EBITDA $ 166 $ 136 $ 483 $ 427 Capital expenditures $ 56 $ 70 $ 187 $ 155

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 7 -more- The increase in third quarter 2024 adjusted EBITDA, compared with the third quarter 2023, primarily reflects a $25 million increase in transportation services due primarily to higher firm and interruptible rates. The increase in adjusted EBITDA for the nine-month 2024 period, compared with the same period last year, primarily reflects: • A $57 million increase in transportation services due primarily to higher firm and interruptible rates; and • A $13 million increase in adjusted EBITDA from unconsolidated affiliates due primarily to increased volumes on Northern Border Pipeline; offset by • An $11 million increase in operating costs due primarily to planned asset maintenance and employee-related costs. EARNINGS CONFERENCE CALL AND WEBCAST: Members of ONEOK’s management team will participate in a conference call at 11 a.m. Eastern (10 a.m. Central) on Oct. 30, 2024. The call also will be carried live on ONEOK’s website. To participate in the conference call, dial 877-883-0383, entry number 6520132, or log on to www.oneok.com. If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for one year. A recording will be available by phone for seven days. The playback call may be accessed at 877-344-7529, access code 2137369. LINK TO EARNINGS TABLES AND PRESENTATION: https://ir.oneok.com/financial-information/financial-reports NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES: ONEOK has disclosed in this news release adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), a non-GAAP financial metric used to measure the company’s financial performance. Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, noncash impairment charges, income taxes, noncash compensation expense, and other noncash items; and includes adjusted EBITDA from the company’s unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings of unconsolidated affiliates. Adjusted EBITDA from unconsolidated affiliates is calculated consistently with the definition above and

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 8 -more- excludes items such as interest expense, depreciation and amortization, income taxes and other noncash items. Adjusted EBITDA is useful to investors because it and similar measures are used by many companies in the industry as a measure of financial performance and is commonly employed by financial analysts and others to evaluate ONEOK’s financial performance and to compare the company’s financial performance with the performance of other companies within the industry. Adjusted EBITDA should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP. This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of net income to adjusted EBITDA is included in the tables. This news release includes or references certain forward-looking, non-GAAP financial measures. Because ONEOK provides these measures on a forward-looking basis, it can not reasonably predict certain of the necessary components of the most directly comparable forward- looking GAAP financial measures, such as future depreciation, JV EBITDA and other noncash items. Accordingly, ONEOK is unable to present a quantitative reconciliation of such forward- looking, non-GAAP financial measures to the respective most directly comparable forward- looking GAAP financial measure. ONEOK believes that these forward-looking, non-GAAP measures may be a useful tool for the investment community in comparing ONEOK’s forecasted financial performance to the forecasted financial performance of other companies in the industry. At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. As of Oct. 15, 2024, ONEOK is the managing member of EnLink Midstream, LLC (NYSE: ENLC) (EnLink) and owns 43% of EnLink’s outstanding common units. EnLink provides integrated midstream infrastructure services for natural gas, crude oil and NGLs. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plans,” “potential,” “projects,” “scheduled,” “should,” “target,” “will,” “would,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 9 -more- assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward- looking statements. These risks and uncertainties include, without limitation, the following: • the impact on drilling and production by factors beyond our control, including the demand for natural gas, NGLs, Refined Products and crude oil; producers’ desire and ability to drill and obtain necessary permits; regulatory compliance; reserve performance; and capacity constraints and/or shut downs on the pipelines that transport crude oil, natural gas, NGLs, and Refined Products from producing areas and our facilities; • the impact of unfavorable economic and market conditions, inflationary pressures, including increased interest rates, which may increase our capital expenditures and operating costs, raise the cost of capital or depress economic growth; • the impact of the volatility of natural gas, NGL, Refined Products and crude oil prices on our earnings and cash flows, which is impacted by a variety of factors beyond our control, including international terrorism and conflicts and geopolitical instability; • our dependence on producers, gathering systems, refineries and pipelines owned and operated by others and the impact of any closures, interruptions or reduced activity levels at these facilities; • the impact of increased attention to ESG issues, including climate change, and risks associated with the physical and financial impacts of climate change; • risks associated with operational hazards and unforeseen interruptions at our operations; • the inability of insurance proceeds to cover all liabilities or incurred costs and losses, or lost earnings, resulting from a loss; • the risk of increased costs for insurance premiums or less favorable coverage; • demand for our services and products in the proximity of our facilities; • risks associated with our ability to hedge against commodity price risks or interest rate risks; • a breach of information security, including a cybersecurity attack, or failure of one or more key information technology or operational systems; • exposure to construction risk and supply risks if adequate natural gas, NGL, Refined Products and crude oil supply is unavailable upon completion of facilities; • the accuracy of estimates of hydrocarbon reserves, which could result in lower than anticipated volumes; • our lack of ownership over all of the land on which our property is located and certain of our facilities and equipment; • the impact of changes in estimation, type of commodity and other factors on our measurement adjustments; • excess capacity on our pipelines, processing, fractionation, terminal and storage assets; • risks associated with the period of time our assets have been in service; • our partial reliance on cash distributions from our unconsolidated affiliates on our operating cash flows; • our ability to cause our joint ventures to take or not take certain actions unless some or all of our joint-venture participants agree; • our reliance on others to operate certain joint-venture assets and to provide other services; • increased regulation of exploration and production activities, including hydraulic fracturing, well setbacks and disposal of wastewater; • impacts of regulatory oversight and potential penalties on our business; • risks associated with the rate regulation, challenges or changes, which may reduce the amount of cash we generate; • the impact of our gas liquids blending activities, which subject us to federal regulations that govern renewable fuel requirements in the U.S.; • incurrence of significant costs to comply with the regulation of greenhouse gas emissions; • the impact of federal and state laws and regulations relating to the protection of the environment, public health and safety on our operations, as well as increased litigation and activism challenging oil and gas development as well as changes to and/or increased penalties from the enforcement of laws, regulations and policies; • the impact of unforeseen changes in interest rates, debt and equity markets and other external factors over which we have no control; • actions by rating agencies concerning our credit;

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 10 -more- • our indebtedness and guarantee obligations could cause adverse consequences, including making us vulnerable to general adverse economic and industry conditions, limiting our ability to borrow additional funds and placing us at competitive disadvantages compared with our competitors that have less debt; • an event of default may require us to offer to repurchase certain of our or ONEOK Partners’ senior notes or may impair our ability to access capital; • the right to receive payments on our outstanding debt securities and subsidiary guarantees is unsecured and effectively subordinated to any future secured indebtedness and any existing and future indebtedness of our subsidiaries that do not guarantee the senior notes; • use by a court of fraudulent conveyance to avoid or subordinate the cross guarantees of our or ONEOK Partners’ indebtedness; • the risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions; • our ability to pay dividends; • our exposure to the credit risk of our customers or counterparties; • a shortage of skilled labor; • misconduct or other improper activities engaged in by our employees; • the impact of potential impairment charges; • the impact of the changing cost of providing pension and health care benefits, including postretirement health care benefits, to eligible employees and qualified retirees; • our ability to maintain an effective system of internal controls; and • disruptions to our business due to acquisitions and other significant transactions, including the EnLink Controlling Interest Acquisition and the Medallion Acquisition; • the risk that our, EnLink’s and Medallion’s businesses will not be integrated successfully; • the risk that cost savings, synergies and growth from the EnLink Controlling Interest Acquisition and the Medallion Acquisition may not be fully realized or may take longer to realize than expected; • our ability to successfully negotiate a definitive agreement for and complete the Potential EnLink Transaction; and • the risk factors listed in the reports we have filed and may file with the SEC. These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK on file with the SEC. ONEOK's SEC filings are available publicly on the SEC's website at www.sec.gov. ###

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 11 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME Three Months Ended Nine Months Ended Sept. 30, Sept. 30, (Unaudited) 2024 2023 2024 2023 (Millions of dollars, except per share amounts) Revenues Commodity sales $ 4,083 $ 3,760 $ 12,005 $ 11,287 Services 940 429 2,693 1,155 Total revenues 5,023 4,189 14,698 12,442 Cost of sales and fuel (exclusive of items shown separately below) 3,027 2,799 8,815 8,628 Operations and maintenance 512 308 1,481 833 Depreciation and amortization 274 177 790 509 General taxes 70 44 239 148 Transaction costs 10 123 17 133 Other operating (income) expense, net 2 (1) (65) (782) Operating income 1,128 739 3,421 2,973 Equity in net earnings from investments 92 49 256 132 Other income, net 17 22 28 43 Interest expense (net of capitalized interest of $19, $8, $47 and $32, respectively) (325) (215) (923) (561) Income before income taxes 912 595 2,782 2,587 Income taxes (219) (141) (670) (616) Net income 693 454 2,112 1,971 Less: Preferred stock dividends 1 1 1 1 Net income available to common shareholders $ 692 $ 453 $ 2,111 $ 1,970 Basic earnings per common share $ 1.18 $ 0.99 $ 3.61 $ 4.37 Diluted earnings per common share $ 1.18 $ 0.99 $ 3.60 $ 4.36 Average shares (millions) Basic 584.8 457.3 584.5 451.2 Diluted 586.7 458.2 586.1 452.1

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 12 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS Sept. 30, Dec. 31, (Unaudited) 2024 2023 Assets (Millions of dollars) Current assets Cash and cash equivalents $ 579 $ 338 Accounts receivable, net 1,252 1,705 Materials and supplies 157 148 Inventories 616 639 Commodity imbalances 14 26 Other current assets 258 252 Total current assets 2,876 3,108 Property, plant and equipment Property, plant and equipment 40,073 38,454 Accumulated depreciation and amortization 6,460 5,757 Net property, plant and equipment 33,613 32,697 Other assets Investments in unconsolidated affiliates 1,925 1,874 Goodwill 5,148 4,952 Intangible assets, net 1,283 1,316 Cash held for acquisitions 5,885 — Other assets 320 319 Total other assets 14,561 8,461 Total assets $ 51,050 $ 44,266

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 13 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Continued) Sept. 30, Dec. 31, (Unaudited) 2024 2023 Liabilities and equity (Millions of dollars) Current liabilities Current maturities of long-term debt $ 1,257 $ 484 Accounts payable 1,247 1,564 Commodity imbalances 234 244 Accrued taxes 216 215 Accrued interest 253 381 Other current liabilities 350 564 Total current liabilities 3,557 3,452 Long-term debt, excluding current maturities 26,880 21,183 Deferred credits and other liabilities Deferred income taxes 3,154 2,594 Other deferred credits 572 553 Total deferred credits and other liabilities 3,726 3,147 Commitments and contingencies Equity Preferred stock, $0.01 par value: authorized and issued 20,000 shares at Sept. 30, 2024, and Dec. 31, 2023 — — Common stock, $0.01 par value: authorized 1,200,000,000 shares; issued 609,713,834 shares and outstanding 584,172,823 shares at Sept. 30, 2024; issued 609,713,834 shares and outstanding 583,093,100 shares at Dec. 31, 2023 6 6 Paid-in capital 16,362 16,320 Accumulated other comprehensive loss (68) (33) Retained earnings 1,237 868 Treasury stock, at cost: 25,541,011 shares at Sept. 30, 2024, and 26,620,734 shares at Dec. 31, 2023 (650) (677) Total equity 16,887 16,484 Total liabilities and equity $ 51,050 $ 44,266

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance Oct. 29, 2024 Page 14 -more- ONEOK, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended Sept. 30, (Unaudited) 2024 2023 (Millions of dollars) Operating activities Net income $ 2,112 $ 1,971 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 790 509 Equity in net earnings from investments (256) (132) Distributions received from unconsolidated affiliates 252 134 Deferred income taxes 570 599 Medford settlement gain — (779) Medford settlement proceeds — 502 Other, net 42 79 Changes in assets and liabilities: Accounts receivable 461 153 Inventories, net of commodity imbalances 28 (104) Accounts payable (245) 38 Other assets and liabilities, net (477) (57) Cash provided by operating activities 3,277 2,913 Investing activities Capital expenditures (less allowance for equity funds used during construction) (1,459) (992) Cash paid for acquisitions, net of cash received (408) (5,008) Purchases of and contributions to unconsolidated affiliates (102) (111) Distributions received from unconsolidated affiliates in excess of cumulative earnings 55 18 Medford settlement proceeds — 328 Other, net 82 6 Cash used in investing activities (1,832) (5,759) Financing activities Dividends paid (1,734) (1,283) Issuance of long-term debt, net of discounts 6,982 5,298 Debt financing costs (67) (71) Repayment of long-term debt (484) (1,040) Other, net (16) 6 Cash provided by financing activities 4,681 2,910 Change in cash and cash equivalents 6,126 64 Cash and cash equivalents at beginning of period 338 220 Cash and cash equivalents at end of period (a) $ 6,464 $ 284 (a) Includes cash held for acquisitions, which is included within other assets on ONEOK’s Consolidated Balance Sheet as of Sept. 30, 2024.

ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance

Oct. 29, 2024

Page 15

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
(Unaudited)	2024	2023	2024	2023
	(Millions of dollars, except as noted)			
Natural Gas Liquids				
Operating costs, excluding noncash compensation adjustments	$ 172	$ 161	$ 519	$ 461
Depreciation and amortization	$ 89	$ 85	$ 260	$ 248
Adjusted EBITDA from unconsolidated affiliates	$ 26	$ 19	$ 70	$ 46
Adjusted EBITDA	$ 624	$ 616	$ 1,847	$ 2,432
Raw feed throughput (*MBbl/d*) (a)	1,324	1,413	1,310	1,357
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix (*$/gallon*)	$ (0.01)	$ 0.08	$ 0.01	$ 0.04
Capital expenditures	$ 247	$ 189	$ 785	$ 495
(a) Represents physical raw feed volumes for which ONEOK provides transportation and/or fractionation services.				
Refined Products and Crude				
Operating costs, excluding noncash compensation adjustments	$ 207	$ —	$ 626	$ —
Depreciation and amortization	$ 93	$ —	$ 254	$ —
Adjusted EBITDA from unconsolidated affiliates	$ 41	$ —	$ 117	$ —
Adjusted EBITDA	$ 441	$ —	$ 1,289	$ —
Refined products volume shipped (MBbl/d) (a)	1,580	—	1,509	—
Crude oil volume shipped (MBbl/d) (a)	816	—	765	—
Capital expenditures	$ 45	$ —	$ 120	$ —
(a) Includes volumes for consolidated entities only.				
Natural Gas Gathering and Processing				
Operating costs, excluding noncash compensation adjustments	$ 122	$ 114	$ 349	$ 326
Depreciation and amortization	$ 71	$ 68	$ 215	$ 202
Adjusted EBITDA from unconsolidated affiliates	$ —	$ —	$ 3	$ 2
Adjusted EBITDA	$ 318	$ 323	$ 995	$ 921
Natural gas processed (BBtu/d) (a) (b)	3,236	3,085	3,078	2,935
Average fee rate ($/MMBtu) (a)	$ 1.20	$ 1.17	$ 1.21	$ 1.17
Capital expenditures	$ 102	$ 126	$ 319	$ 308
(a) Includes volumes for consolidated entities only.				
(b) Includes volumes ONEOK processed at company-owned and third-party facilities.				
Natural Gas Pipelines				
Operating costs, excluding noncash compensation adjustments	$ 50	$ 49	$ 151	$ 140
Depreciation and amortization	$ 21	$ 17	$ 57	$ 50
Adjusted EBITDA from unconsolidated affiliates	$ 45	$ 40	$ 133	$ 120
Adjusted EBITDA	$ 166	$ 136	$ 483	$ 427
Natural gas transportation capacity contracted (MDth/d) (a)	8,231	7,704	8,103	7,684
Transportation capacity contracted (a)	97 %	96 %	97 %	95 %
Capital expenditures	$ 56	$ 70	$ 187	$ 155
(a) Includes volumes for consolidated entities only.				

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ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance

Oct. 29, 2024

Page 16

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
(Unaudited)	**2024**	**2023**	**2024**	**2023**
	(Millions of dollars)			
Reconciliation of net income to adjusted EBITDA				
Net income	**$ 693**	$ 454	**$ 2,112**	$ 1,971
Interest expense, net of capitalized interest	**325**	215	**923**	561
Depreciation and amortization	**274**	177	**790**	509
Income taxes	**219**	141	**670**	616
Adjusted EBITDA from unconsolidated affiliates (b)	**112**	63	**323**	172
Equity in net earnings from investments (b)	**(92)**	(49)	**(256)**	(132)
Noncash compensation expense and other	**14**	14	**48**	32
Adjusted EBITDA (a) (b) (c)	**$ 1,545**	$ 1,015	**$ 4,610**	$ 3,729
Reconciliation of segment adjusted EBITDA to adjusted EBITDA				
Segment adjusted EBITDA:				
Natural Gas Gathering and Processing	**$ 318**	$ 323	**$ 995**	$ 921
Natural Gas Liquids (a)	**624**	616	**1,847**	2,432
Natural Gas Pipelines	**166**	136	**483**	427
Refined Products and Crude	**441**	41	**1,289**	41
Other (c)	**(4)**	(101)	**(4)**	(92)
Adjusted EBITDA (a) (b) (c)	**$ 1,545**	$ 1,015	**$ 4,610**	$ 3,729

(a) The nine months ended Sept. 30, 2023, includes $667 million related to the Medford incident, including a settlement gain of $779 million, offset partially by $112 million of third-party fractionation costs.

(b) Beginning in 2023, ONEOK updated its calculation methodology of adjusted EBITDA to include adjusted EBITDA from unconsolidated affiliates using the same recognition and measurement methods used to record equity in net earnings from investments. This change resulted in an additional $14 million and $40 million of adjusted EBITDA for the three and nine months ended Sept. 30, 2023, respectively.

(c) Includes transaction costs related to the Magellan acquisition of $123 million, offset partially by interest income of $26 million, for the three months ended Sept. 30, 2023, and transaction costs related to the Magellan acquisition of $133 million, offset partially by interest income of $42 million, for the nine months ended Sept. 30, 2023.

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ONEOK Announces Higher Third Quarter 2024 Earnings; Increases 2024 Financial Guidance

Oct. 29, 2024

Page 17

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(*Unaudited*)	Previous 2024 Guidance[(a)]	ONEOK Stand-Alone Updated 2024 Guidance[(b)]	Consolidated 2024 Guidance[(c)]
(Millions of dollars)			
Reconciliation of net income to adjusted EBITDA			
Net income	$ 2,730 - $ 3,030	$ 2,870 - $ 3,020	$ 2,895 - $ 3,095
Interest expense, net of capitalized interest	1,195 - 1,165	1,205 - 1,185	
Depreciation and amortization	1,065 - 1,035	1,065 - 1,045	
Income taxes	850 - 970	885 - 965	
Adjusted EBITDA from unconsolidated affiliates in excess of equity earnings	105 - 85	100 - 80	
Noncash compensation expense and other	80 - 40	75 - 55	
Adjusted EBITDA	$ 6,025 - $ 6,325	$ 6,200 - $ 6,350	$ 6,525 - $ 6,725

(a) Previously issued on April 30, 2024.

(b) Excludes contributions from EnLink, the pending Medallion acquisition and related transaction costs.

(c) Includes expected future contributions from EnLink and the pending Medallion acquisition, following the close of the majority interest in EnLink on Oct. 15, 2024, and the expected fourth quarter 2024 closing of Medallion. Excludes related transaction costs. A reconciliation of estimated adjusted EBITDA to GAAP net income for ONEOK's consolidated 2024 guidance is not provided because components of the reconciliation are not available without unreasonable efforts.